UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 15, 2007




                            MDU Resources Group, Inc.
             (Exact name of registrant as specified in its charter)

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
             Delaware                                 1-3480                                 41-0423660
 (State or other jurisdiction of                    (Commission                           (I.R.S. Employer
          incorporation)                            File Number)                         Identification No.)
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                            1200 West Century Avenue
                                  P.O. Box 5650
                        Bismarck, North Dakota 58506-5650
                    (Address of principal executive offices)
                                   (Zip Code)

        Registrant's telephone number, including area code (701) 530-1000





Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 5.02       Departure of Directors or Certain Officers; Election of
Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual Incentive Awards
-----------------------

On February 14, 2007, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of MDU Resources Group, Inc. (the "Company") established 2007 annual award opportunities for its executive officers who will be named executive officers ("NEOs") in the proxy statement for the 2007 Annual Meeting of Stockholders. The Board approved the award opportunities at its meeting on February 15, 2007. Filed herewith as Exhibit 10.1 and incorporated herein by reference is the 2007 NEO Annual Award Opportunity Chart.

Executive officers may receive annual cash incentive awards based upon achievement of annual performance measures with a threshold, target and maximum level. A target incentive award is established based upon the position level and actual base salary. Actual payment may range from zero to 200% of the target based upon achievement of corporate goals.

Participants who retire, die or become disabled during the year remain eligible to receive an award. Subject to the Committee's discretion, participants who terminate employment for other reasons are not eligible for an award. The Committee has full discretion to determine the extent to which goals have been achieved, the payment level, whether any final payment will be made and whether to adjust awards downward.

Mr. Hildestad's and Mr. Raile's 2007 awards were made pursuant to the Long-Term Performance-Based Incentive Plan. The performance goals for 2007 for Mr. Hildestad and Mr. Raile are (i) budgeted earnings per share achieved (weighted 50%) and (ii) budgeted return on invested capital achieved (weighted 50%) with respect to the Company.

Mr. Harp's 2007 award was made pursuant to the MDU Construction Servces Group, Inc. Executive Incentive Compensation Plan, based upon (i) budgeted earnings per allocated share achieved (weighted 50%) and (ii) budgeted return on invested capital achieved (weighted 50%) for MDU Construction Services Group, Inc.

Mr. Schneider's 2007 award was made pursuant to the Knife River Corporation Executive Incentive Compensation Plan, based upon (i) budgeted earnings per allocated share achieved (weighted 50%) and (ii) budgeted return on invested capital achieved (weighted 50%) for Knife River Corporation.

Mr. Castleberry's 2007 award was made pursuant to MDU Resources Group, Inc. Executive Incentive Compensation Plan based upon (i) budgeted earnings per share achieved (weighted 50%) and (ii) budgeted return on invested capital achieved (weighted 50%).

Achievement of budgeted levels of earnings per allocated share and return on invested capital would result in a potential award of 100% of the target amount. Achievement of less than 85% would result in no payment, while achievement of 115% would result in a payment of 200% of the target amount.

Annual incentive award payments above the targeted incentive amounts are limited. The limitation restricts total payments at the major business units to ensure that only a portion of incremental earnings above budget will be paid to annual incentive award recipients.

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Long-Term Incentive Awards
--------------------------

On February 14, 2007, the Committee also granted performance shares to the NEOs for the 2007-2009 performance period. The Board approved the performance share grants at its meeting on February 15, 2007. Filed herewith as Exhibit 10.2 and incorporated herein by reference is the 2007 NEO Performance Share Award Chart. Target grants were based on a percent of base salary.

The performance goal for the 2007-2009 performance period is the Company's total stockholder return in comparison to the total stockholder returns of companies in the performance graph peer group. The payout percentage will range from 0% to 200% of the target grant. Performance shares that are earned will be paid in Company stock; dividend equivalents will be paid in cash.

The companies in the performance graph peer group have been changed for 2007. The new group is included as Annex B to the Form of Performance Share Award Agreement, which is filed as Exhibit 10.3.


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ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

        (c)  Exhibits.

          Exhibit Number   Description of Exhibit

          10.1             MDU Resources Group, Inc. 2007 NEO
                           Annual Award Opportunity Chart

          10.2             MDU Resources Group, Inc. 2007 NEO
                           Performance Share Award Chart

          10.3 Form of Performance Share Award Agreement under the Long-Term Performance-Based Incentive Plan


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  February 21, 2007

                                             MDU Resources Group, Inc.

                                             By: /s/ Doran N. Schwartz
                                                 -------------------------------
                                                   Doran N. Schwartz
                                                   Vice President
                                                   and Chief Accounting Officer





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                                  EXHIBIT INDEX

          Exhibit Number   Description of Exhibit

          10.1             MDU Resources Group, Inc. 2007 NEO
                           Annual Award Opportunity Chart

          10.2             MDU Resources Group, Inc. 2007 NEO
                           Performance Share Award Chart

          10.3 Form of Performance Share Award Agreement under the Long-Term Performance-Based Incentive Plan